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TABLE OF CONTENTS PROSPECTUS SUPPLEMENT

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-206562

The information in this preliminary prospectus supplement is not complete and may change. This preliminary prospectus supplement and the accompany prospectus are not an offer to sell the shares and are not soliciting an offer to buy the shares in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated August 25, 2015

PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 25, 2015)

9,664,579 Shares of Class A Common Stock
Offered by Selling Shareholders

        This is an offering of 9,664,579 shares of Class A Common Stock, par value $1.00 per share, of Talmer Bancorp, Inc. by WLR Recovery Fund IV, L.P. and WLR IV Parallel ESC, L.P. (the "selling shareholders"). We will not receive any proceeds from the sale of the shares by the selling shareholders.

        The underwriter will purchase the shares from the selling shareholders at the price of $            per share, resulting in aggregate proceeds of $            to the selling shareholders. The shares may be offered by the underwriter from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the NASDAQ Capital Market, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        We will purchase 5,077,000 shares of our Class A Common Stock in this offering from the underwriter at a price of $        per share, the price the underwriter paid for such shares.

        Shares of our Class A Common Stock are traded on The NASDAQ Capital Market under the symbol "TLMR." The closing sale price of our Class A Common Stock as reported on The NASDAQ Capital Market on August 24, 2015 was $15.95 per share.

        Following the completion of this offering, the selling shareholders expect to have fully divested their ownership in our Class A Common Stock.

        We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 and, as a result, have elected to take advantage of certain reduced public company reporting and disclosure requirements in certain documents incorporated by reference into this prospectus and we may take advantage of these reduced reporting and disclosure requirements in future filings.

        See "Risk Factors" beginning on page S-10 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated herein by reference, to read about factors you should consider before buying our Class A Common Stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Shares of our Class A Common Stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

        The underwriter expects to deliver the shares on or about                        , 2015.

                        , 2015

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which contains specific information about the selling shareholders and describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus before deciding to invest in our Class A Common Stock.

        To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. You should also read and consider the additional information under the headings "Incorporation of Certain Information by Reference" and "Where You Can Find More Information" in this prospectus supplement.

        We and the selling shareholders have not authorized any person to provide any information or represent anything about us other than what is contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus with respect to the offering filed by us with the SEC. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus are not offers to sell nor are they seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of the date on the front cover of such documents, regardless of the time of delivery of such documents or any sale of our Class A Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

        No action is being taken in any jurisdiction outside the United States to permit a public offering of our Class A Common Stock or possession or distribution of this prospectus supplement and accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and accompanying prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus supplement and accompanying prospectus applicable to those jurisdictions.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Statements included in this prospectus supplement, including information incorporated herein by reference, that are not historical in nature are intended to be, and are hereby identified as, forward-looking statements within the meaning of the federal securities laws. The words "may," "will," "anticipate," "should," "would," "believe," "contemplate," "expect," "estimate," "continue," and "intend," as well as other similar words and expressions of the future, are intended to identify forward-looking statements. These forward-looking statements include statements related to our projected growth, our expectations related to loan concentrations, bank subsidiary consolidations, including the anticipated costs associated with such consolidations, anticipated future financial performance, and management's long-term performance goals, as well as statements relating to the anticipated effects on our results of operations and financial condition from expected developments or events, including our expected collections from the FDIC under our loss share agreements and future amortization of the related FDIC indemnification asset, and our business and growth strategies, including anticipated internal growth and plans to establish or acquire banks or the assets of failed banks.

        These forward-looking statements involve significant risks and uncertainties that could cause our actual results to differ materially from those anticipated in such statements. Potential risks and uncertainties include the following:

  •
  the reaction to the consolidation of our subsidiary bank's customers, employees and counterparties or difficulties and costs related to the consolidation;

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  general economic conditions (both generally and in our markets) may be less favorable than expected, which could result in, among other things, a deterioration in credit quality, a reduction in demand for credit and a decline in real estate values;

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  the general decline in the real estate and lending markets, particularly in our market areas, may negatively affect our financial results;

  •
  our ability to continue to raise core deposits may be curtailed, which could result in, among other things, higher funding costs and lower loan growth;

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  our ability to raise additional capital may be impaired if current levels of market disruption and volatility continue or worsen;

  •
  our inability to be reimbursed by the FDIC for any further losses on non-single family covered assets as our reimbursement rights expire over the next year;

  •
  prior to termination of our loss share agreements, we may be unable to collect reimbursements on losses that we incur on our assets covered under loss share agreements with the FDIC as we anticipate;

  •
  costs or difficulties related to the integration of the banks we acquired or may acquire may be greater than expected;

  •
  restrictions or conditions imposed by our regulators on our operations or the operations of banks we acquire may make it more difficult for us to achieve our goals;

  •
  legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect us;

  •
  competitive pressures among depository and other financial institutions may increase significantly;

  •
  changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired;

  •
  other financial institutions have greater financial resources and may be able to develop or acquire products that enable them to compete more successfully than we can;

  •
  our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry;

  •
  adverse changes may occur in the bond and equity markets;

  •
  war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; and

  •
  economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate.

        You are therefore cautioned not to place undue reliance on any forward-looking statements. Some of the factors that could cause actual results to differ from those expressed or implied in forward-looking statements may be described in the "Risk Factors" and other sections of the documents that we incorporate by reference into this prospectus supplement, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q and in our other reports filed with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those anticipated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no duty to update any forward-looking statement.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act, and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You may read and copy any document we file at the SEC's public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at www.sec.gov or on our website at www.talmerbank.com under the "Investor Relations" tab. Information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus supplement, except for any information that is superseded by information included directly in this prospectus supplement. Any statement contained in this prospectus supplement or a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is incorporated by reference in this prospectus supplement modifies or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        We incorporate by reference into this prospectus supplement the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but before the termination of the offering of the securities covered by this prospectus supplement, except to the extent that any information contained in such filings is deemed "furnished" in accordance with SEC rules (unless otherwise indicated therein):

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 26, 2015 (including those portions of our Proxy Statement on Schedule 14A, filed April 27, 2015, incorporated by reference therein);

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  Our Quarterly Reports on Form 10-Q for the period ended March 31, 2015, filed with the SEC on May 15, 2015; and for the period ended June 30, 2015, filed with the SEC on August 14, 2015;

  •
  Our Current Reports on Form 8-K filed with the SEC on April 30, 2015, May 29, 2015, June 11, 2015 and July 30, 2015; and

  •
  The description of our Class A Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 10, 2014, including any amendment or report filed thereafter for the purpose of updating such information.

        We will provide a copy of any and all of the information that is incorporated by reference in this prospectus supplement to any person, including a beneficial owner, to whom a prospectus supplement is delivered, without charge, upon written or oral request (excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement). You may make a request by writing to the following address or calling the following telephone number:

Talmer Bancorp, Inc.
2301 West Big Beaver Rd., Suite 525
Troy, Michigan 48084
(248) 498-2802
Attention: Dennis Klaeser

        We maintain an Internet website at www.talmerbank.com where the incorporated reports listed above can be accessed. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus supplement.

 PROSPECTUS SUPPLEMENT SUMMARY

        This summary provides an overview of selected information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement and in the accompanying prospectus. This is only a summary and does not contain all of the information that you should consider before investing in our Class A Common Stock. You should carefully read this entire prospectus supplement, including the "Risk Factors" section and the documents incorporated by reference, before deciding whether to invest in our Class A Common Stock.

        In this prospectus supplement, unless the context suggests otherwise, references to "Talmer Bancorp, Inc.," "the Company," "we," "us," and "our" mean the combined business of Talmer Bancorp, Inc. and its subsidiary bank Talmer Bank and Trust ("Talmer Bank").

        References to our "Class A Common Stock" and "common stock" refer to our Class A voting common stock, par value $1.00 per share.

Company Overview

        We are a bank holding company headquartered in Troy, Michigan with the goal of creating a leading regional banking franchise in the Midwestern United States through organic growth and acquisitions of other banks. Between April 30, 2010 and June 30, 2015, we successfully completed eight acquisitions totaling $6.0 billion in assets and $6.1 billion in liabilities. During the quarter ended June 30, 2015, we operated through two subsidiary banks, Talmer Bank and Trust and Talmer West Bank, each Michigan state-chartered banks. On August 21, 2015, Talmer West Bank was merged with and into Talmer Bank and Trust. Following the merger of Talmer West Bank into Talmer Bank and Trust, we now operate only one subsidiary bank, Talmer Bank and Trust. Our bank principally operates through 81 branches in Michigan, Ohio, Indiana, Illinois and Nevada and four lending offices located primarily in the Midwest.

        Given our strong capital position, local market knowledge and experienced leadership team, management believes we have a competitive advantage in the markets that we serve. We have retained a seasoned community bank management team with executive management experience in community banks located in our Midwest markets. With a well-managed, financially sound and well-capitalized bank, management believes it has significant opportunities to expand in the current market environment through organic growth and strategic acquisitions of banking franchises in our concentrated markets of Michigan, Ohio and Indiana, as well as the Chicago Metropolitan area of Illinois.

        We have grown substantially since our operations began in August of 2007, with much of the growth occurring through acquisitions. On April 30, 2010, we closed on a private placement of our common stock that raised $200.0 million from new investors. Also on April 30, 2010, Talmer Bank acquired certain of the assets and certain of the deposits of CF Bancorp, a Michigan chartered savings bank, from the FDIC, as receiver. Since April 30, 2010, Talmer Bank has completed the following three additional FDIC-assisted acquisitions, all of which have been fully integrated into our operations:

  •
  First Banking Center, Burlington, Wisconsin on November 19, 2010;

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  Peoples State Bank, Hamtramck, Michigan on February 11, 2011; and

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  Community Central Bank, Mount Clemens, Michigan on April 29, 2011.

        On December 15, 2011, we closed on the acquisition of Lake Shore Wisconsin Corporation, which divested its subsidiary, Hiawatha National Bank, to its shareholders prior to closing. Lake Shore Wisconsin Corporation's remaining assets consisted of approximately $26.0 million in cash and cash equivalents, which we acquired in the transaction. We issued 4.2 million shares of our common stock at $6.24 per share in the transaction.

        On February 21, 2012, we closed on a private placement of our common stock consisting of an initial drawdown by us of approximately $21.0 million and commitments from investors for up to approximately $153.0 million of event driven capital at $8.00 per share to support growth strategies. On December 27, 2012, we closed on the remaining $153.0 million of capital commitments from our investors, which was used to fund the acquisition of First Place Bank.

        On January 1, 2013, we closed on the acquisition of First Place Bank acquiring $2.6 billion in assets at fair value, including $1.5 billion in loans, net of unearned income, $139.8 million in investment securities, $42.0 million in loan servicing rights, and $18.4 million of other real estate owned. We also acquired $2.5 billion of liabilities at fair value, including $2.1 billion of retail deposits with a core deposit intangible of $9.8 million, and $334.8 million of debt. First Place Bank was merged into Talmer Bank on February 10, 2014.

        On January 1, 2014, we closed on the acquisition of Talmer West Bank, formerly Michigan Commerce Bank, acquiring $910.3 million in assets at a fair value, including $571.7 million in loans, net of unearned income, $13.6 million in investment securities, $30.9 million in other real estate owned and $767 thousand in loan servicing rights. We also acquired $861.8 million of liabilities at fair value, including $857.8 million of retail deposits with a core deposit intangible of $3.6 million. Talmer West Bank was merged into Talmer Bank on August 21, 2015.

        On February 14, 2014, we completed the initial public offering of 15,555,555 shares of Class A common stock for $13 per share. Of the 15,555,555 shares sold, 3,703,703 shares were sold by us and 11,851,852 shares were sold by certain selling shareholders. In addition, on February 21, 2014, the selling shareholders sold an additional 2,333,333 shares of Class A common stock to cover the exercise of the underwriters' over-allotment option. We received net proceeds of $42.0 million from the offering, after deducting the underwriting discounts and commissions and estimated offering expenses. We did not receive any proceeds from the sale of shares by the selling shareholders.

        On February 6, 2015, we acquired First of Huron Corp., the holding company for Signature Bank, headquartered in Bad Axe, Michigan. We paid approximately $13.4 million in cash for all of the outstanding shares of common stock of First of Huron Corp. in the transaction, paid off approximately $3.5 million in outstanding First of Huron Corp. subordinated debentures and assumed all of First of Huron Corp.'s obligations with respect to its approximately $5.0 million in outstanding trust preferred securities.

        As a result of our capital raising efforts and our acquisitions, we have transformed from a small community bank in Troy, Michigan to a much larger commercial bank. We are now a full service community bank offering a full suite of commercial and retail banking, mortgage banking, wealth management and trust services to small and medium-sized businesses and individuals primarily within our Midwest markets in Southeastern Michigan, Western Michigan and in smaller communities in Northeastern Michigan, as well as Northeastern and Eastern Ohio, Northern Indiana and Chicago, Illinois. Our product line includes loans to small and medium-sized businesses, residential mortgage loans, commercial real estate loans, residential and commercial construction and development loans, farmland and agricultural production loans, home equity loans, consumer loans and a variety of commercial and consumer demand, savings and time deposit products. We also offer online banking and bill payment services, online cash management, safe deposit box rentals, debit card and ATM card services and the availability of a network of ATMs for our customers.

Share Repurchase

        Subject to the completion of this offering, we have agreed to purchase from the underwriter 5,077,000 of the 9,664,579 shares of our common stock that are subject to this offering at a price of $            per share, the price the underwriter paid for such shares.

        Denny Kim, one of our directors and a director of our subsidiary bank, Talmer Bank, serves as the director representative for the selling shareholders and is a Vice President at WL Ross & Co. LLC. The terms of the share repurchase were approved by the Audit Committee of our board of directors, which consists solely of independent directors, and was recommended and approved by our full board of directors. Mr. Kim, however, recused himself from all discussions related to the share repurchase and did not vote on the transaction.

        The share repurchase will be funded with our existing cash on hand.

        Following the closing of this offering, the selling shareholders expect to have fully divested their ownership in our common stock and Mr. Kim, the director representative for the selling shareholders, will resign from the board of directors of the Company and Talmer Bank. As a result of Mr. Kim's resignation, the size of our board of directors will be reduced from 14 members to 13 members.

Company Information

        Our principal executive offices are located at 2301 West Big Beaver Rd., Suite 525, Troy, Michigan 48084, and our telephone number is (248) 498-2802. Our website address is www.talmerbank.com. The information and other content contained on our website are not part of this prospectus supplement.

 THE OFFERING

Common stock offered by selling shareholders	9,664,579 shares of common stock.
Common stock to be sold to the public	4,587,579 shares of common stock.
Common stock to be repurchased by us	5,077,000 shares of common stock (of the 9,664,579 shares of common stock offered hereby).
Common stock to be outstanding after this offering	66,063,611 shares of common stock.(1)
Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders in this offering.
Share Repurchase

Subject to completion of this offering, we have agreed to purchase 5,077,000 shares of our common stock from the underwriter at a price of $[        ] per share, the price the underwriter paid for such shares.

Dividends

The Company has declared quarterly dividends of $.01 per common share since the third quarter of 2014. Any determination to pay cash dividends in the future will be at the unilateral discretion of our board of directors and will depend on a variety of considerations, including, without limitation, our historical and projected financial condition, liquidity and results of operations, capital levels, tax considerations, statutory and regulatory prohibitions and other limitations, general economic conditions and other factors deemed relevant by our board of directors. For additional information, see "Dividend Policy."

NASDAQ Symbol	"TLMR"
Risk Factors

You should read the "Risk Factors" beginning on page S-10, of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated herein by reference, before investing in shares of our common stock.

(1)
The number of shares of our common stock to be outstanding after this offering is based on 71,140,611 shares of common stock issued and outstanding as of August 24, 2015. The number of shares of our common stock outstanding after this offering:

•
excludes 7,310,424 shares of common stock issuable upon exercise of outstanding stock options with a weighted average exercise price of $6.97 per share, of which 7,310,424 shares were vested as of August 24, 2015;

•
excludes 1,266,961 shares of common stock reserved for future issuance under the Talmer Bancorp, Inc. Equity Incentive Plan, as amended (excluding the 7,310,424 shares issuable upon exercise of outstanding stock options as noted above);

  •
  excludes 38,855 shares of common stock issuable upon exercise of outstanding warrants with an exercise price of $10.00 per share;

  •
  excludes 390,000 shares of Class B Common Stock issuable upon exercise of outstanding warrants with an exercise price of $6.00 per share, with each share of Class B Common Stock convertible into one share of Class A Common Stock at the option of the holder (other than the initial holder); and

  •
  gives effect to our intended repurchase of 5,077,000 shares of our common stock in this offering.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained or incorporated by reference, as the case may be, in the prospectus supplement and the accompanying prospectus, as well as the "Risk Factors" section in our most recent Annual Report on Form 10-K, before deciding whether to invest in our common stock. If any of these risks actually occurs, our business, prospects, financial condition, results of operations and cash flow could be materially adversely affected. In such an event, the value of our common stock could decline and you could lose all or part of your investment. The risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our common stock.

Risks Related to our Common Stock

Shares of our common stock are subject to dilution.

        As of August 24, 2015, we had 71,140,611 shares of common stock issued and outstanding. As of August 24, 2015, we had warrants outstanding to purchase 38,855 shares of our Class A common stock with a weighted average exercise price of $10.00 per share, warrants outstanding to purchase 390,000 shares of our Class B common stock with a weighted average exercise price of $6.00 per share, options to purchase 7,310,424 shares of our Class A common stock with a weighted average exercise price of $6.97 per share and 1,266,967 unallocated shares under our Equity Incentive Plan, as amended, that remain available for future grants. The vesting and terms of options granted are determined by our Compensation Committee of the Board of Directors. All outstanding options are currently vested and expire ten years after the date of the grant. Unless earlier exercised or terminated pursuant to the terms of the grant, 442,924 expire in 2019, 2,885,000 expire in 2020, 670,000 expire in 2021, 3,277,500 expire in 2023 and 35,000 expire in 2024. The issuance of shares subject to warrants and options under the plan will further dilute your ownership of our common stock.

The market price of our common stock could decline due to the large number of outstanding shares of our common stock eligible for future sale, including shares that will be available for sale following the expiration of the lock-up period.

        Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could cause the market price of our common stock to decline. These sales could also make it more difficult for us to sell equity or equity-related securities in the future, at a time and place that we deem appropriate.

        As of August 24, 2015, we had 71,140,611 shares of common stock issued and outstanding. Of the outstanding shares of common stock, all of the 17,888,888 shares that were sold in our initial public offering are freely tradable, except that any shares purchased by "affiliates" (as that term is defined in Rule 144 under the Securities Act of 1933, as amended (which we refer to as the "Securities Act"), only may be sold in compliance with certain limitations. Subject in certain cases to lock-up restrictions with respect to certain of our directors and officers that restrict their ability, with certain exceptions, to transfer shares of our common stock held by them for a period of 45 days after the date of the underwriting agreement, as described under "Underwriting—Lock-up Agreements," the remaining 53,251,723 shares of our common stock outstanding may be sold into the market over time in transactions made in accordance with Rule 144 under the Securities Act or otherwise in future public offerings. Accordingly, the market price of our common stock could be adversely affected by actual or anticipated sales of a significant number of shares of our common stock in the future.

 USE OF PROCEEDS

        The shares of our common stock offered by this prospectus supplement are being registered for the account of the selling shareholders. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling shareholders.

 PRICE RANGE OF OUR COMMON STOCK

        Our common stock began trading on The NASDAQ Capital Market under the symbol "TLMR" on February 12, 2014. The following table contains a summary of the high and low sales price for our common stock and the dividends we paid per common share for the periods indicated.

	High	Low	Per Share Cash Dividends
2015
Second Quarter	$17.39	$15.17	$0.01
First Quarter	$15.62	$12.65	$0.01
2014
Fourth Quarter	$14.80	$13.47	$0.01
Third Quarter	$14.99	$13.00	$0.01
Second Quarter	$15.42	$13.05	—
First Quarter	$14.15	$13.20	—

 DIVIDEND POLICY

        As noted in the above table, we have paid cash dividends of $0.01 per common share to our common shareholders since the third quarter of 2014. We expect that we will continue to pay a comparable quarterly dividend to our common shareholders, subject to the limitations described below.

        We are a bank holding company and accordingly, any dividends paid by us are subject to various federal and state regulatory limitations and also may be subject to the ability of our subsidiary bank to make distributions or pay dividends to us. Our ability to pay dividends is limited by minimum capital and other requirements prescribed by law and regulation. Banking regulators have authority to impose additional limits on dividends and distributions by us and our subsidiary. Certain restrictive covenants in debt instruments, if any, may also limit our ability to pay dividends or the ability of our subsidiary bank to make distributions or pay dividends to us. Any determination to pay cash dividends in the future will be at the unilateral discretion of our board of directors and will depend on a variety of considerations, including, without limitation, our historical and projected financial condition, liquidity and results of operations, capital levels, tax considerations, statutory and regulatory prohibitions and other limitations, general economic conditions and other factors deemed relevant by our board of directors. See "Supervision and Regulation," in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference into the accompanying prospectus.

SELLING SHAREHOLDERS

        The following table, which was prepared based on information provided to us by the selling shareholders, sets forth the name of each of the selling shareholders, the number of shares of common stock beneficially owned by each of the selling shareholders and the number of shares to be offered by each of the selling shareholders pursuant to this prospectus supplement, and the number of shares to be beneficially owned by the selling shareholders assumes all of the shares offered by the selling shareholders are sold in this offering, including our intended repurchase of 5,077,000 shares of our common stock.

        The percentage of shares beneficially owned in the following table is calculated pursuant to Rule 13d-3 under the Exchange Act and is based on 71,140,611 shares of our common stock outstanding as of August 24, 2015. Beneficial ownership includes any shares over which the selling shareholder has sole or shared voting power or investment power and also any shares that the selling shareholder has the right to acquire within 60 days of such date through the exercise of any options or other rights.

				Shares of Class A Common Stock Beneficially Owned After the Offering(1)
	Shares of Class A Common Stock Beneficially Owned		Shares of Class A Common Stock Being Offered
Name and Address of Beneficial Owner	Number	Percentage		Number	Percentage
Investment funds affiliated with WL Ross & Co. LLC(2)	9,664,579	13.6%	9,664,579	—	—

(1)
Following the completion of this offering, the selling shareholders expect to have fully divested their ownership in our common stock.

(2)
Includes 9,625,921 shares of Class A common stock held by WLR Recovery Fund IV, LP ("Fund IV") and 38,658 shares of Class A common stock held by WLR IV Parallel ESC, L.P. ("Parallel Fund"). Wilbur L. Ross, Jr. is the president and chief executive officer of WL Ross & Co. LLC, the managing member of El Vedado, LLC and the chairman and president of Invesco Private Capital, Inc. El Vedado, LLC is the general partner of WL Ross Group, L.P., which in turn is the managing member of WLR Recovery Associates IV LLC. WLR Recovery Associates IV LLC is the general partner of Fund IV. WL Ross & Co. LLC serves as the investment manager to Fund IV. Accordingly, WL Ross & Co. LLC, Wilbur L. Ross, Jr., El Vedado, LLC, WL Ross Group, L.P. and WLR Recovery Associates IV LLC may be deemed to share voting and dispositive power with Fund IV over the shares of Class A Common Stock owned by Fund IV. Invesco Private Capital, Inc. is the managing member of INVESCO WLR IV Associates LLC, which in turn is the general partner of the Parallel Fund. INVESCO WLR IV Associates LLC and WLR Recovery Associates IV LLC have entered into a parallel investment agreement pursuant to which WLR Recovery Associates IV LLC has been appointed as representative and attorney of the Parallel Fund to, among other things, exercise all rights, powers and privileges with respect to our Class A common stock owned by the Parallel Fund and to take whatever action, including voting such Class A common stock, as WLR Recovery Associates IV LLC in its discretion deems fit. Accordingly, Wilbur L. Ross, Jr., El Vedado, LLC, WL Ross Group, L.P., WLR Recovery Associates IV LLC, Invesco Private Capital, Inc. and INVESCO WLR IV Associates LLC may be deemed to share voting and dispositive power with the Parallel Fund over the shares of Class A common stock owned by the Parallel Fund. Each of WL Ross & Co. LLC, WLR Recovery Associates IV LLC, INVESCO WLR IV Associates LLC, Invesco Private Capital, Inc., WL Ross Group, L.P., El Vedado, LLC and Wilbur L. Ross, Jr. disclaims beneficial ownership to such shares. Mr. Ross, Fund IV and Parallel Fund have indicated that they may be deemed to be an affiliate of a registered broker-dealer, but they have represented that they acquired the shares in the ordinary course of business and, at the time of the acquisition of the shares, had no agreement or understanding, directly or indirectly, with any party to distribute the shares. Denny Kim, one of our directors and a director of our subsidiary bank, Talmer Bank, serves as the director representative for Fund IV and Parallel Fund and is a Vice President at WL Ross & Co. LLC. The address of each of the entities and persons identified in this note other than Wilbur L. Ross, Jr. and El Vedado LLC is c/o WL Ross Group, L.P., 1166 Avenue of the Americas, New York, NY 10036. The business address of Mr. Ross and El Vedado, LLC is 319 Clematis Street, Room 1000 (10th Floor), West Palm Beach, Florida 33401.

 UNDERWRITING

          We and the selling shareholders have entered into an underwriting agreement with Keefe, Bruyette & Woods, as underwriter. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase 9,664,579 shares of common stock from the selling shareholders.

          The underwriter's obligation to purchase the shares included in this offering depends on the satisfaction of the conditions contained in the underwriting agreement, including:

  •
  the representations and warranties made by us and the selling shareholders to the underwriter are true;

  •
  there is no material adverse change in the financial markets; and

  •
  we and the selling shareholders deliver customary closing documents and legal opinions to the underwriter.

        The underwriter proposes to offer the shares from time to time for sale in one or more transactions on NASDAQ, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriter and subject to their right to reject any order in whole or in part.

        Subject to the conditions contained in the underwriting agreement, the underwriter is committed to purchase and pay for all shares offered by this prospectus supplement, if any such shares are purchased. The shares are being offered by the underwriter, subject to prior sale, when, as and if delivered to and accepted by them, subject to approval of certain legal matters by counsel for the underwriter and other conditions. The underwriter reserves the right to withdraw, cancel or modify this offering and to reject orders in whole or in part.

        Subject to the completion of the offering, we have agreed to purchase from the underwriter 5,077,000 shares of our common stock that are subject to this offering at the price the underwriter paid for such shares from the selling shareholders.

Electronic Prospectus Delivery

        A prospectus supplement in electronic format may be made available on the websites maintained by the underwriter or selling group member, if any, that participates in this offering, and may be distributed electronically. The underwriter may agree to allocate a number of shares of our common stock for sale to online brokerage account holders. The underwriter will allocate such shares on the same basis as other allocations. Other than this prospectus supplement in electronic format, the information on any of these websites and any other information contained on a website maintained by the underwriter or any selling group member is not part of this prospectus supplement.

Underwriting Discount and Offering Expenses

        The underwriter is purchasing the shares from the selling shareholders at $            per share. In connection with the sale of such shares by the underwriter, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling shares to or through dealers, and such dealers may receive compensation in the form of discounts or commissions from the underwriter and/or purchasers of our shares of common stock for whom they may act as agents or to whom they may sell as principals. The difference between the price at which the underwriter purchases shares and the price at which the underwriter resells such shares may be deemed underwriting compensation.

        We estimate that our share of the total offering expenses, including registration and filing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts, will be approximately $[                    ].

Indemnification and Contribution

        We and the selling shareholders have agreed to indemnify the underwriter, its affiliates and persons who control the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter and its affiliates may be required to make in respect of these liabilities.

Lock-Up Agreements

        Certain of our directors and executive officers have agreed that for a period of 45 days from the date of this prospectus supplement, they will not, without the prior written consent of the underwriter, sell, offer to sell or otherwise dispose of or hedge any of our common stock or any securities convertible into or exercisable or exchangeable for our common stock. Their lock-up agreements contain exceptions, including for certain gifts, estate planning transactions, lending transactions, and exercises of currently outstanding stock options. The underwriter, in its sole discretion, may release the securities subject to these lock-up agreements at any time without notice.

Price Stabilization and Short Positions

        In connection with this offering, the underwriter may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including:

  •
  stabilizing transactions;

  •
  short sales; and

  •
  purchases to cover positions created by short sales.

        Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may also include making short sales of our common stock, which involve the sale by the underwriter of a greater number of shares of common stock than they are required to purchase in this offering, and purchases of shares of common stock to cover positions created by short sales. The underwriter may close out any short position by purchasing shares in the open market, and must close out any "naked short" position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchased in this offering.

        As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, the underwriter may discontinue them at any time. The underwriter may carry out these transactions on NASDAQ, in the over-the-counter market or otherwise.

Passive Market Making

        In connection with this offering, the underwriter and selling group members, if any, may engage in passive market making transactions in our common stock on NASDAQ in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution of this offering. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter is not required to engage in a passive market making and may end passive market making activities at any time.

Affiliations

        The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment advisory, investment research, principal investment, hedging, financing, loan referrals, valuation and brokerage activities. From time to time, the underwriter and/or its respective affiliates have directly and indirectly engaged, or may engage, in various financial advisory, investment banking loan referrals and commercial banking services with us and our affiliates, for which they received or paid, or may receive or pay, customary compensation, fees and expense reimbursement. Keefe Bruyette & Woods, Inc. served as representative of the underwriters for the Company's initial public offering of common stock in February 2014. Keefe, Bruyette & Woods, Inc. also served as our financial advisor in connection with our acquisition of Talmer West Bank, which closed in January 2014. In the ordinary course of their various business activities, the underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and those investment and securities activities may involve securities and/or instruments of ours. The underwriter and its respective affiliates may also make investment recommendations and publish or express independent research views in respect of those securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in those securities and instruments.

Other Considerations

        It is expected that delivery of the shares will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement. Under Rule 15c6-1 promulgated under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.

Selling Restrictions

European Economic Area

        In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares offered hereby which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

  •
  to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  •
  to fewer than 100 natural or legal persons (other than qualified investors, as defined in the Prospectus Directive); or

  •
  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression "an offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

        The underwriter has represented and agreed that:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the "FSMA")) received by it in connection with the issue or sale of the shares of common stock offered hereby in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock offered hereby in, from or otherwise involving the United Kingdom.

 LEGAL MATTERS

        Nelson Mullins Riley & Scarborough LLP, Atlanta, Georgia is representing us in connection with this offering. Vedder Price P.C., Chicago, Illinois is representing the underwriter. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York is representing the selling shareholders.

EXPERTS

        Our consolidated financial statements incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2014, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as stated in their report. Such report is incorporated herein by reference in reliance upon the report of Crowe Horwath LLP given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

9,664,579 Shares of Class A Common Stock
Offered by Selling Shareholders

        This prospectus relates to the possible offer and sale from time to time by the selling shareholders identified on page 9 of this prospectus of up to 9,664,579 shares of Class A Common Stock of Talmer Bancorp, Inc. These shares were sold and issued to the selling shareholders in 2010 and 2012 in private placement transactions exempt from the registration requirements of the Securities Act of 1933, as amended. We are registering the shares as required by a registration rights agreement entered into with the selling shareholders in connection with our 2010 private placement, as amended in connection with our 2012 private placement. The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions. We will not receive any of the proceeds from the selling shareholders' sale of the shares. We have agreed to bear the expenses (other than underwriting discounts, commissions or agent's commissions) in connection with the registration of the Class A Common Stock that the selling shareholders may offer and sell under this prospectus.

        The selling shareholders may offer all or a portion of the shares from time to time in amounts and on terms determined at the time of offering. The shares may be sold by any means described in the section of the prospectus entitled "Plan of Distribution," which may include offers and sales directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, at prevailing market prices, at prices related to prevailing market prices, at various prices determined at the time of sale or otherwise at negotiated prices. If the shares are sold through underwriters, broker-dealers, or agents, the selling shareholders (or the purchasers of the shares as negotiated with the selling shareholders) will be responsible for underwriting discounts or commissions or agent's commissions, if any. The registration of the shares does not necessarily mean that any of the shares will be sold by the selling shareholders. The timing and amount of any sale is within the respective selling shareholders' sole discretion, subject to certain restrictions.

        Shares of our Class A Common Stock are traded on The NASDAQ Capital Market under the symbol "TLMR." The closing sale price of our Class A Common Stock as reported on The NASDAQ Capital Market on August 24, 2015 was $15.95 per share.

        We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 and, as a result, have elected to take advantage of certain reduced public company reporting and disclosure requirements in certain documents incorporated by reference into this prospectus and any prospectus supplement and we may take advantage of these reduced reporting and disclosure requirements in future filings.

        See "Risk Factors" beginning on page 8 of this prospectus and the risk factors sections of any applicable prospectus supplement and the documents incorporated by reference into this prospectus and any prospectus supplement, to read about factors you should consider before buying our Class A Common Stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Shares of our Class A Common Stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

The date of this prospectus is August 25, 2015

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under the shelf registration rules, using this prospectus and, if required, one or more prospectus supplements, the selling shareholders identified in this prospectus may, from time to time, offer and sell, in one or more offerings, the securities covered by this prospectus.

        This prospectus provides you with general information you should know before making a decision to purchase our Class A Common Stock. From time to time we may file one or more prospectus supplements setting forth additional information, including information about the terms of a particular offering by any of the selling shareholders. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the headings "Incorporation of Certain Information by Reference" and "Where You Can Find More Information."

        We and the selling shareholders have not authorized any person to provide any information or represent anything about us other than what is contained or incorporated by reference in this prospectus or the applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any applicable prospectus supplement are not offers to sell nor are they seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front cover of such documents, regardless of the time of delivery of such documents or any sale of our Class A Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

        No action is being taken in any jurisdiction outside the United States to permit a public offering of our Class A Common Stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Statements included in this prospectus, including information incorporated herein by reference, that are not historical in nature are intended to be, and are hereby identified as, forward-looking statements within the meaning of the federal securities laws. The words "may," "will," "anticipate," "should," "would," "believe," "contemplate," "expect," "estimate," "continue," and "intend," as well as other similar words and expressions of the future, are intended to identify forward-looking statements. These forward-looking statements include statements related to our projected growth, our expectations related to loan concentrations, bank subsidiary consolidations, including the anticipated costs associated with such consolidations, anticipated future financial performance, and management's long-term performance goals, as well as statements relating to the anticipated effects on our results of operations and financial condition from expected developments or events, including our expected collections from the FDIC under our loss share agreements and future amortization of the related FDIC indemnification asset, and our business and growth strategies, including anticipated internal growth and plans to establish or acquire banks or the assets of failed banks.

        These forward-looking statements involve significant risks and uncertainties that could cause our actual results to differ materially from those anticipated in such statements. Potential risks and uncertainties include the following:

  •
  the reaction to the consolidation of our subsidiary bank's customers, employees and counterparties or difficulties and costs related to the consolidation;

  •
  general economic conditions (both generally and in our markets) may be less favorable than expected, which could result in, among other things, a deterioration in credit quality, a reduction in demand for credit and a decline in real estate values;

  •
  the general decline in the real estate and lending markets, particularly in our market areas, may negatively affect our financial results;

  •
  our ability to continue to raise core deposits may be curtailed, which could result in, among other things, higher funding costs and lower loan growth;

  •
  our ability to raise additional capital may be impaired if current levels of market disruption and volatility continue or worsen;

  •
  our inability to be reimbursed by the FDIC for any further losses on non-single family covered assets as our reimbursement rights expire over the next year;

  •
  prior to termination of our loss share agreements, we may be unable to collect reimbursements on losses that we incur on our assets covered under loss share agreements with the FDIC as we anticipate;

  •
  costs or difficulties related to the integration of the banks we acquired or may acquire may be greater than expected;

  •
  restrictions or conditions imposed by our regulators on our operations or the operations of banks we acquire may make it more difficult for us to achieve our goals;

  •
  legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect us;

  •
  competitive pressures among depository and other financial institutions may increase significantly;

  •
  changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired;

  •
  other financial institutions have greater financial resources and may be able to develop or acquire products that enable them to compete more successfully than we can;

  •
  our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry;

  •
  adverse changes may occur in the bond and equity markets;

  •
  war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; and

  •
  economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate.

        You are therefore cautioned not to place undue reliance on any forward-looking statements. Some of the factors that could cause actual results to differ from those expressed or implied in forward-looking statements may be described in any prospectus supplement and in the "Risk Factors" and other sections of the documents that we incorporate by reference into this prospectus, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q and in our other reports filed with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those anticipated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no duty to update any forward-looking statement.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act, and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You may read and copy any document we file at the SEC's public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at www.sec.gov or on our website at www.talmerbank.com under the "Investor Relations" tab. Information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus.

        This prospectus, which is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, omits certain information set forth in the registration statement. Accordingly, for further information, you should refer to the registration statement and its exhibits on file with the SEC. Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of such document filed as an exhibit to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information included directly in this prospectus. Any statement contained in this prospectus or a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We incorporate by reference into this prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the termination of the offering of the securities covered by this prospectus, except to the extent that any information contained in such filings is deemed "furnished" in accordance with SEC rules (unless otherwise indicated therein):

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 26, 2015 (including those portions of our Proxy Statement on Schedule 14A, filed April 27, 2015, incorporated by reference therein);

  •
  Our Quarterly Reports on Form 10-Q for the period ended March 31, 2015, filed with the SEC on May 15, 2015; and for the period ended June 30, 2015, filed with the SEC on August 14, 2015;

  •
  Our Current Reports on Form 8-K filed with the SEC on January 7, 2015, January 30, 2015, February 2, 2015, February 9, 2015, February 18, 2015, February 19, 2015, April 30, 2015, May 29, 2015, June 11, 2015 and July 30, 2015; and

  •
  The description of our Class A Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 10, 2014, including any amendment or report filed thereafter for the purpose of updating such information.

        We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request (excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus). You may make a request by writing to the following address or calling the following telephone number:

Talmer Bancorp, Inc.
2301 West Big Beaver Rd., Suite 525
Troy, Michigan 48084
(248) 498-2802
Attention: Dennis Klaeser

        We maintain an Internet website at www.talmerbank.com where the incorporated reports listed above can be accessed. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.

 PROSPECTUS SUMMARY

        This summary provides an overview of selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This is only a summary and does not contain all of the information that you should consider before investing in our Class A Common Stock. You should carefully read this entire prospectus, including the "Risk Factors" section and the documents incorporated by reference, before deciding whether to invest in our Class A Common Stock.

        In this prospectus, unless the context suggests otherwise, references to "Talmer Bancorp, Inc.," "the Company," "we," "us," and "our" mean the combined business of Talmer Bancorp, Inc. and its subsidiary bank Talmer Bank and Trust ("Talmer Bank").

        References to our "Class A Common Stock" and "common stock" refer to our Class A voting common stock, par value $1.00 per share. References to our "Class B Common Stock" refer to our Class B non-voting common stock.

Company Overview

        We are a bank holding company headquartered in Troy, Michigan with the goal of creating a leading regional banking franchise in the Midwestern United States through organic growth and acquisitions of other banks. Between April 30, 2010 and June 30, 2015, we successfully completed eight acquisitions totaling $6.0 billion in assets and $6.1 billion in liabilities. During the quarter ended June 30, 2015, we operated through two subsidiary banks, Talmer Bank and Trust and Talmer West Bank, each Michigan state-chartered banks. On August 21, 2015, Talmer West Bank was merged with and into Talmer Bank and Trust. Following the merger of Talmer West Bank into Talmer Bank and Trust, we now operate only one subsidiary bank, Talmer Bank and Trust. Our bank principally operates through 81 branches in Michigan, Ohio, Indiana, Illinois and Nevada and four lending offices located primarily in the Midwest.

        Given our strong capital position, local market knowledge and experienced leadership team, management believes we have a competitive advantage in the markets that we serve. We have retained a seasoned community bank management team with executive management experience in community banks located in our Midwest markets. With a well-managed, financially sound and well-capitalized bank, management believes it has significant opportunities to expand in the current market environment through organic growth and strategic acquisitions of banking franchises in our concentrated markets of Michigan, Ohio and Indiana, as well as the Chicago Metropolitan area of Illinois.

        We have grown substantially since our operations began in August of 2007, with much of the growth occurring through acquisitions. On April 30, 2010, we closed on a private placement of our common stock that raised $200.0 million from new investors. Also on April 30, 2010, Talmer Bank acquired certain of the assets and certain of the deposits of CF Bancorp, a Michigan chartered savings bank, from the FDIC, as receiver. Since April 30, 2010, Talmer Bank has completed the following three additional FDIC-assisted acquisitions, all of which have been fully integrated into our operations:

  •
  First Banking Center, Burlington, Wisconsin on November 19, 2010;

  •
  Peoples State Bank, Hamtramck, Michigan on February 11, 2011; and

  •
  Community Central Bank, Mount Clemens, Michigan on April 29, 2011.

        On December 15, 2011, we closed on the acquisition of Lake Shore Wisconsin Corporation, which divested its subsidiary, Hiawatha National Bank, to its shareholders prior to closing. Lake Shore Wisconsin Corporation's remaining assets consisted of approximately $26.0 million in cash and cash equivalents, which we acquired in the transaction. We issued 4.2 million shares of our common stock at $6.24 per share in the transaction.

        On February 21, 2012, we closed on a private placement of our common stock consisting of an initial drawdown by us of approximately $21.0 million and commitments from investors for up to approximately $153.0 million of event driven capital at $8.00 per share to support growth strategies. On December 27, 2012, we closed on the remaining $153.0 million of capital commitments from our investors, which was used to fund the acquisition of First Place Bank.

        On January 1, 2013, we closed on the acquisition of First Place Bank acquiring $2.6 billion in assets at fair value, including $1.5 billion in loans, net of unearned income, $139.8 million in investment securities, $42.0 million in loan servicing rights, and $18.4 million of other real estate owned. We also acquired $2.5 billion of liabilities at fair value, including $2.1 billion of retail deposits with a core deposit intangible of $9.8 million, and $334.8 million of debt. First Place Bank was merged into Talmer Bank on February 10, 2014.

        On January 1, 2014, we closed on the acquisition of Talmer West Bank, formerly Michigan Commerce Bank, acquiring $910.3 million in assets at a fair value, including $571.7 million in loans, net of unearned income, $13.6 million in investment securities, $30.9 million in other real estate owned and $767 thousand in loan servicing rights. We also acquired $861.8 million of liabilities at fair value, including $857.8 million of retail deposits with a core deposit intangible of $3.6 million. Talmer West Bank was merged into Talmer Bank on August 21, 2015.

        On February 14, 2014, we completed the initial public offering of 15,555,555 shares of Class A common stock for $13 per share. Of the 15,555,555 shares sold, 3,703,703 shares were sold by us and 11,851,852 shares were sold by certain selling shareholders. In addition, on February 21, 2014, the selling shareholders sold an additional 2,333,333 shares of Class A common stock to cover the exercise of the underwriters' over-allotment option. We received net proceeds of $42.0 million from the offering, after deducting the underwriting discounts and commissions and estimated offering expenses. We did not receive any proceeds from the sale of shares by the selling shareholders.

        On February 6, 2015, we acquired First of Huron Corp., the holding company for Signature Bank, headquartered in Bad Axe, Michigan. We paid approximately $13.4 million in cash for all of the outstanding shares of common stock of First of Huron Corp. in the transaction, paid off approximately $3.5 million in outstanding First of Huron Corp. subordinated debentures and assumed all of First of Huron Corp.'s obligations with respect to its approximately $5.0 million in outstanding trust preferred securities.

        As a result of our capital raising efforts and our acquisitions, we have transformed from a small community bank in Troy, Michigan to a much larger commercial bank. We are now a full service community bank offering a full suite of commercial and retail banking, mortgage banking, wealth management and trust services to small and medium-sized businesses and individuals primarily within our Midwest markets in Southeastern Michigan, Western Michigan and in smaller communities in Northeastern Michigan, as well as Northeastern and Eastern Ohio, Northern Indiana and Chicago, Illinois. Our product line includes loans to small and medium-sized businesses, residential mortgage loans, commercial real estate loans, residential and commercial construction and development loans, farmland and agricultural production loans, home equity loans, consumer loans and a variety of commercial and consumer demand, savings and time deposit products. We also offer online banking and bill payment services, online cash management, safe deposit box rentals, debit card and ATM card services and the availability of a network of ATMs for our customers.

Company Information

        Our principal executive offices are located at 2301 West Big Beaver Rd., Suite 525, Troy, Michigan 48084, and our telephone number is (248) 498-2802. Our website address is www.talmerbank.com. The information and other content contained on our website are not part of this prospectus.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. You should carefully consider the "Risk Factors" section in our most recent Annual Report on Form 10-K, along with the disclosure related to the risk factors contained in any of our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC, before deciding whether to invest in our common stock. You should carefully consider these risks, as well as other information contained or incorporated by reference in this prospectus and any prospectus supplement. If any of these risks actually occurs, our business, prospects, financial condition, results of operations and cash flow could be materially adversely affected. In such an event, the value of our common stock could decline and you could lose all or part of your investment. The risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our common stock.

USE OF PROCEEDS

        The shares of our common stock offered by this prospectus are being registered for the account of the selling shareholders. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling shareholders.

 SELLING SHAREHOLDERS

        This prospectus relates to the potential offer and sale of up to a total of 9,664,579 shares of our common stock by the selling shareholders listed below. These shares were sold and issued to the selling shareholders in 2010 and 2012 in private placement transactions exempt from the registration requirements of the Securities Act of 1933, as amended. We are registering the shares as required by a registration rights agreement entered into with the selling shareholders in connection with our 2010 private placement, as amended in connection with our 2012 private placement.

        The following table sets forth, to our knowledge, certain information about the selling shareholders as of August 24, 2015, based on information furnished to us by the selling shareholders. For purposes of this prospectus, we have assumed that, after completion of the offering covered by this prospectus, none of the shares covered by this prospectus will be held by the selling shareholders. We do not know when or in what amounts the selling shareholders may offer the shares for sale. The selling shareholders might not sell any or all of the shares offered by this prospectus. Because the selling shareholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering.

        The percentage of shares beneficially owned in the following table is calculated pursuant to Rule 13d-3 under the Exchange Act and is based on 71,140,611 shares of our common stock outstanding as of August 24, 2015. Beneficial ownership includes any shares over which the selling shareholder has sole or shared voting power or investment power and also any shares that the selling shareholder has the right to acquire within 60 days of such date through the exercise of any options or other rights.

				Shares of Class A Common Stock Beneficially Owned After the Offering(1)
	Shares of Class A Common Stock Beneficially Owned		Shares of Class A Common Stock Being Offered
Name and Address of Beneficial Owner	Number	Percentage		Number	Percentage
Investment funds affiliated with WL Ross & Co. LLC(2)	9,664,579	13.6%	9,664,579	—	—

(1)
Assumes the sale of all shares included in this prospectus.

(2)
Includes 9,625,921 shares of Class A common stock held by WLR Recovery Fund IV, LP ("Fund IV") and 38,658 shares of Class A common stock held by WLR IV Parallel ESC, L.P. ("Parallel Fund"). Wilbur L. Ross, Jr. is the president and chief executive officer of WL Ross & Co. LLC, the managing member of El Vedado, LLC and the chairman and president of Invesco Private Capital, Inc. El Vedado, LLC is the general partner of WL Ross Group, L.P., which in turn is the managing member of WLR Recovery Associates IV LLC. WLR Recovery Associates IV LLC is the general partner of Fund IV. WL Ross & Co. LLC serves as the investment manager to Fund IV. Accordingly, WL Ross & Co. LLC, Wilbur L. Ross, Jr., El Vedado, LLC, WL Ross Group, L.P. and WLR Recovery Associates IV LLC may be deemed to share voting and dispositive power with Fund IV over the shares of Class A Common Stock owned by Fund IV. Invesco Private Capital, Inc. is the managing member of INVESCO WLR IV Associates LLC, which in turn is the general partner of the Parallel Fund. INVESCO WLR IV Associates LLC and WLR Recovery Associates IV LLC have entered into a parallel investment agreement pursuant to which WLR Recovery Associates IV LLC has been appointed as representative and attorney of the Parallel Fund to, among other things, exercise all rights, powers and privileges with respect to our Class A common stock owned by the Parallel Fund and to take whatever action, including voting such Class A common stock, as WLR Recovery Associates IV LLC in its discretion deems fit. Accordingly, Wilbur L. Ross, Jr., El Vedado, LLC, WL Ross Group, L.P., WLR Recovery Associates IV LLC, Invesco Private Capital, Inc. and

  INVESCO WLR IV Associates LLC may be deemed to share voting and dispositive power with the Parallel Fund over the shares of Class A Common Stock owned by the Parallel Fund. Each of WL Ross & Co. LLC, WLR Recovery Associates IV LLC, INVESCO WLR IV Associates LLC, Invesco Private Capital, Inc., WL Ross Group, L.P., El Vedado, LLC and Wilbur L. Ross, Jr. disclaims beneficial ownership to such shares. Mr. Ross, Fund IV and Parallel Fund have indicated that they may be deemed to be an affiliate of a registered broker-dealer, but they have represented that they acquired the shares in the ordinary course of business and, at the time of the acquisition of the shares, had no agreement or understanding, directly or indirectly, with any party to distribute the shares. Denny Kim, one of our directors and a director of our subsidiary bank, Talmer Bank, serves as the director representative for Fund IV and Parallel Fund and is a Vice President at WL Ross & Co. LLC. The address of each of the entities and persons identified in this note other than Wilbur L. Ross, Jr. and El Vedado LLC is c/o WL Ross Group, L.P., 1166 Avenue of the Americas, New York, NY 10036. The business address of Mr. Ross and El Vedado, LLC is 319 Clematis Street, Room 1000 (10th Floor), West Palm Beach, Florida 33401.

 PLAN OF DISTRIBUTION

          We are registering the shares of common stock issued to the selling shareholders to permit the resale of these shares by the holders of the shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

          The selling shareholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

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  directly to one or more purchasers;

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  through agents;

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  to or through underwriters, brokers or dealers (acting as agent or principal); or

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  through a combination of any of these methods.

        In addition, the manner in which the selling shareholders may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:

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  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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  privately negotiated transactions.

        The selling shareholders may also enter into hedging transactions. For example, the selling shareholders may:

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  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from the selling shareholders to close out its short positions;

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  sell securities short and redeliver such shares to close out the short positions;

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  enter into option or other types of transactions that require the selling shareholders to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

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  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        The securities covered by this prospectus may be sold:

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  on a national securities exchange;

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  in the over-the-counter market; or

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  in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

        The selling shareholders also may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or

Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed such amount as is determined to be unfair or unreasonable under applicable FINRA rules. If more than 5% of the net proceeds of any offering of common stock made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member or any other facts and circumstances relating to the participation of a FINRA member in the offering would give rise to a "conflict of interest" under FINRA rules, the offering will be conducted in accordance with FINRA Rule 5121.

        The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee, or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        The selling shareholders and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed, to any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling shareholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12, and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, or the Exchange Act.

        A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

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  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

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  the public offering price or purchase price of the securities and the net proceeds to be received by the selling shareholders from the sale;

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  any options under which underwriters or agents may purchase additional securities from us;

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  any delayed delivery arrangements;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers;

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  any securities exchange or markets on which the securities may be listed; and

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  other material items of the offering.

        The offer and sale of the securities described in this prospectus by the selling shareholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to the prevailing market prices; or

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  at negotiated prices.

        Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

        Each selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

        We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, that each selling shareholder will pay all underwriting discounts and selling commissions, if any, incurred by it. We will indemnify the selling shareholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

DESCRIPTION OF CAPITAL STOCK

        The following description is a general summary of the terms of our capital stock. The description below does not purport to be complete and is subject to and qualified in its entirety by reference to the Michigan Business Corporation Act (the "MBCA"), our articles of incorporation, as amended, and our third amended and restated bylaws, copies of which have been filed with the SEC. You can obtain copies of our articles of incorporation, as amended, and our third amended and restated bylaws by following the directions under the heading "Incorporation of Certain Information by Reference."

General

        Our articles incorporation authorize us to issue 198,000,000 shares of Class A Common Stock, $1.00 par value per share, 2,000,000 shares of Class B Common Stock, $1.00 par value per share, and 20,000,000 shares of preferred stock, $1.00 par value per share. As of August 24, 2015, 71,140,611 shares of Class A Common Stock were issued and outstanding. No shares of Class B Common Stock or preferred stock are currently outstanding.

Common Stock

Class A Common Stock and Class B Common Stock

        Our articles of incorporation provide that, except with respect to voting rights and conversion rights applicable to the Class B Common Stock, the Class A Common Stock and Class B Common Stock will have identical rights, powers, preferences and privileges.

Voting Power

        Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A Common Stock possess all voting power for the election of our directors and all other matters requiring shareholder action. Holders of Class A Common Stock are entitled to one vote per share on matters to be voted on by shareholders. Any holders of Class B Common Stock would have no voting power and have no right to participate in any meeting of shareholders or to have notice thereof, except as required by applicable law and except that any action that would significantly and adversely alter or change the powers, preferences, or rights of the Class B Common Stock would require the approval of the Class B Common Stock voting separately as a class. Except as otherwise provided by law, our articles incorporation or our bylaws or in respect of the election of directors, all matters to be voted on by our shareholders must be approved by a majority of the votes cast by the holders of shares and entitled to vote on the subject matter. In the case of an election of directors, where a quorum is present a plurality of the votes cast shall be sufficient to elect each director.

Conversion and Transfer of Class B Common Stock

        Subject to provisions of applicable law, Class B Common Stock, if issued, would be freely transferable but not convertible in the hands of the initial holder. A transferee that receives Class B Common Stock would be able to elect to convert each share of Class B Common Stock into one share of Class A Common Stock in accordance with the provisions set forth in our articles of incorporation.

Action by Written Consent

        Our articles of incorporation permit shareholder action without a meeting by written consent by those holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote on the action were present and voted.

Dividends

        Holders of Class A Common Stock and Class B Common Stock are entitled to receive an equal amount of such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Class A Common Stock or Class B Common Stock unless the shares of Class A Common Stock and Class B Common Stock at the time outstanding are treated equally and identically, provided that, in the event of a dividend of common stock, shares of Class B Common Stock shall only be entitled to receive shares of Class B Common Stock and shares of Class A Common Stock shall only be entitled to receive shares of Class A Common Stock.

Liquidation Distribution

        In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the Class A Common Stock and Class B Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to holders of our common stock, after the rights of the holders of the preferred stock have been satisfied.

Board of Directors

        Each member of our board of directors is elected annually and serves for a one-year term. There is no cumulative voting with respect to the election of directors. Directors are elected by a plurality of the votes cast.

Preemptive or Other Rights

        Our shareholders have no conversion, preemptive or subscription rights (other than the right of holders of shares of Class B Common Stock to convert such shares into shares of Class A Common Stock as described in "Conversion and Transfer of Class B Common Stock" above) and there are no sinking fund or mandatory redemption provisions applicable to our common stock.

Ownership Limitation

        The Company is a bank holding company. A holder of common stock (or group of holders acting in concert) that (i) directly or indirectly owns, controls or has the power to vote more than 5% of the total voting power of the Company, (ii) directly or indirectly owns, controls or has the power to vote 10% or more of any class of voting securities of the Company, if certain presumptions are not rebutted, (iii) directly or indirectly owns, controls or has the power to vote 25% or more of any class of voting securities, (iv) owns a combination of voting and non-voting securities representing one-third or more of the total equity of the Company, or (v) is otherwise deemed to "control" the Company under applicable regulatory standards may be subject to important restrictions, such as prior regulatory notice or approval requirements and applicable provisions of the FDIC Policy Statement.

Preferred Stock

        Our articles of incorporation authorize our Board of Directors, without further action of our shareholders, to issue and to designate the terms of one or more new classes or series of preferred stock. These rights with respect to a class or series of preferred stock could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences or other rights that may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our Board of Directors determines the specific rights attached to that class or series of preferred stock.

Warrants

  Warrants to Purchase Class A Common Stock

        On February 10, 2010, we issued warrants to purchase 38,855 shares of our Class A Common Stock to certain private investors. These warrants have an exercise price of $10.00 per share and expire April 28, 2017. These warrants became exercisable after our initial public offering.

  Warrants to Purchase Class B Common Stock

        On April 30, 2010, we issued warrants to purchase 390,000 shares of our Class B Common Stock to the FDIC, as consideration for our acquisition of the assets of CF Bancorp. The warrants are exercisable for ten years following the date of issuance and have an exercise price of $6.00 per share. We also granted the FDIC certain piggyback registration rights with respect to the warrants.

        Under the warrants, if a sale of the Company or disposition of substantially all of our assets or an initial public offering has not occurred by April 30, 2020, or if an initial public offering has occurred, but the FDIC does not exercise the warrant, then the FDIC can cause us to pay it a cash fee upon the expiration of the warrants or upon the completion of the initial public offering, as applicable, of an amount per share equal to (i) the product of (x) our tangible book value per share of common stock as of the most recent quarter prior to the exercise of this right, and (y) the prevailing average market price to tangible book value multiple of the components underlying the SNL Midwest Bank Index at such date, minus (ii) the exercise price per share of the warrant. Upon the payment of the cash fee (the "Alternate Consideration Fee"), the warrants will terminate. The FDIC did not elect to receive the Alternate Consideration Fee in connection with our initial public offering.

Certain Anti-Takeover Provisions of Michigan Law and our Articles of Incorporation and Bylaws

        Various provisions of the MBCA, our articles of incorporation and our bylaws could have the effect of discouraging, delaying or preventing a third party from accumulating a large block of our stock, engaging in a tender offer and making offers to acquire us, and of inhibiting a change in control, all of which could adversely affect our shareholders' ability to receive a premium for their shares in connection with such a transaction. Such provisions noted below are intended to encourage persons seeking to acquire control of us to negotiate first with our board of directors and to discourage certain types of coercive takeover practices and inadequate takeover bids. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging takeover proposals because, among other things, negotiation of takeover proposals might result in an improvement of their terms. The following paragraphs summarize applicable provisions of the MBCA, our articles of incorporation and our bylaws; for a complete description, we refer you to the MBCA, as well as our articles of incorporation and our bylaws which we have incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Business Combination Act

        Chapter 7A of the MBCA may affect an attempt to acquire control of us. In general, under Chapter 7A, "business combinations" (defined to include, among other transactions, certain mergers, dispositions of assets or shares and recapitalizations) between covered Michigan business corporations or their subsidiaries and an "interested shareholder" (defined to include the direct or indirect beneficial owner of at least 10% of the voting power of a covered corporation's outstanding shares and an affiliate of a covered corporation who at anytime within the prior two-year period was the direct or indirect beneficial owner of at least 10% of the voting power of the corporation's outstanding shares) can only be consummated if there is an advisory statement by the board of directors and the combination is approved by at least 90% of the votes of each class of the corporation's shares entitled to vote and by at least two-thirds of each such class of voting shares not held by the interested shareholder or affiliates, unless five years have elapsed after the person involved became an "interested shareholder" and unless certain price and other conditions are satisfied.

        The board of directors has the power to exempt from the provisions of Chapter 7A business combinations with specifically identified or unidentified interested shareholders. Our board of directors has by resolution irrevocably exempted from the provisions of Chapter 7A business combinations with WLR Recovery Fund IV, L.P. and WLR IV Parallel ESC, L.P. and their existing or future affiliates (as defined in Chapter 7A). Denny Kim, one of our directors, is Vice President of WL Ross & Co. LLC, the investment advisor to each of WLR Recovery Fund IV, L.P. and WLR IV Parallel ESC, L.P.

Authorized but Unissued Shares

        Our authorized but unissued shares of common stock and preferred stock are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Blank Check Preferred Stock

        Our board of directors has the authority under our articles of incorporation to issue up to 20,000,000 shares of preferred stock with rights superior to the rights of the holders of common stock without shareholder approval. Our preferred stock could be deemed to have an anti-takeover effect in that, if a hostile takeover situation should arise, shares of preferred stock could be issued to purchasers sympathetic with our management or others in such a way as to render more difficult or to discourage a merger, tender offer, proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management.

        The effects of the issuance of the preferred stock on the holders of our common stock could include:

  •
  reduction of the amount otherwise available for payments of dividends on our common stock if dividends are payable on the series of preferred stock;

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  restrictions on dividends on our common stock if dividends on the series of preferred stock are in arrears;

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  dilution of the voting power of our common stock if the series of preferred stock has voting rights, including a possible "veto" power;

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  dilution of the equity interest of holders of our common stock if the series of preferred stock is convertible, and is converted, into our common stock; and

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  restrictions on the rights of holders of our common stock to share in our assets upon liquidation until satisfaction of any liquidation preference granted to the holders of the series of preferred stock.

Number of Directors; Director Removal and Vacancies

        Our bylaws provide that our board of directors by resolution may fix the size of the board, provided that it consists of not less than three and not more than 20 directors. Currently our board of directors is comprised of 14 directors. Under our bylaws directors may be removed by the vote of shareholders holding at least a majority of the shares issued and outstanding and entitled to vote at a special meeting of the shareholders called for that purpose. In addition, our bylaws provide that a majority of the directors then in office may fill any vacancies in the board of directors, and directors so chosen shall serve for a term expiring at the next annual meeting of shareholders or until such directors' successors are duly elected and qualified.

        These provisions may restrict the ability of third parties to gain control of the board of directors by permitting the incumbent directors to increase the size of the board and fill the newly-created vacancies, and by limiting the ability of third parties to remove incumbent directors and fill the vacancies created by removal with their own nominees.

No Cumulative Voting

        Under the MBCA shareholders may cumulate votes in the election of directors if a corporation's articles of incorporation so provide. Our articles of incorporation do not provide for cumulative voting in the election of directors.

Advance Notice Requirements for Shareholder Proposals and Director Nominations; Special Meetings

        Our bylaws provide that shareholders seeking to bring business before our annual meeting of shareholders, or to nominate candidates for election as directors at our annual meeting of shareholders, must provide timely notice of their intent in writing. To be timely, a shareholder's notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days prior to such anniversary date or delayed by more than 30 days after such anniversary date, then to be timely such notice must be received by us no later than the later of 60 days prior to the date of the meeting or the 10th day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting is first made by us. Our bylaws also specify certain requirements as to the form and content of a shareholder's notice. These provisions may preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our annual meeting of shareholders.

        Under our bylaws shareholders have the right to cause special meetings of shareholders to be held only if shareholders owning at least a majority of our capital stock entitled to vote request such a special meeting in writing. Shareholders that wish to nominate candidates for election to the board of directors at a special meeting must provide timely notice of their intent in writing. To be timely, a shareholder's notice must be delivered to our principal executive offices not later than the 10th day following the date on which notice of the special meeting was mailed or public announcement of the special meeting is first made by us. These provisions may preclude our shareholders from calling special meetings of shareholders or from making nominations for directors at special meetings.

Bylaw Amendments

        Our bylaws may be repealed, altered, amended or rescinded by shareholders only upon approval of at least a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of directors cast at a meeting called for that purpose. Our board of directors also has the authority to repeal alter, amend or rescind our bylaws.

Limitation on Liability and Indemnification of Directors and Officers

        Our articles of incorporation provide that our directors will not be personally liable to us or our shareholders for money damages as a result of such director's acts or omissions while acting in a capacity as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the MBCA as in effect from time to time. The MBCA currently provides that a director's liability may not be eliminated or limited in connection with any of the following: (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) intentional infliction of harm on the corporation or the shareholders; (iii) a violation of Section 551 of the MBCA, which imposes liability on directors in connection with certain dividends and distributions in violation of a corporation's articles of incorporation or the MBCA and certain loans to insiders of the corporation; or (iv) an intentional criminal act. Our articles of incorporation also provide that if the MBCA is amended to authorize the further elimination or limitation of the liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent authorized by the MBCA, as so amended.

        Our bylaws generally provide that we will indemnify our directors and officers against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of us and our shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. Our bylaws further provide for the advancement of expenses under certain circumstances, provided that the person seeking indemnification undertakes to repay the amount of any such advance if it is ultimately determined that he or she did not meet the standard of conduct, if any, required by the MBCA for the indemnification of him or her under the circumstances.

        We have entered into indemnification agreements with our directors pursuant to which they are indemnified as described above and will be advanced costs and expenses subject to an undertaking to repay any advanced amounts if it is ultimately determined such director is not entitled to indemnification for such costs and expenses.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent

        American Stock Transfer & Trust Company is the transfer agent and registrar for our Class A Common Stock.

LEGAL MATTERS

        Nelson Mullins Riley & Scarborough LLP, Atlanta, Georgia, will pass upon the validity of the shares of our common stock offered under this prospectus. J. Brennan Ryan, a partner of Nelson Mullins Riley & Scarborough LLP, owns stock options to acquire up to 475,000 shares of our common stock with a weighted average exercise price of $6.74 per share. In addition, on June 10, 2014 and March 25, 2015, Mr. Ryan was granted 22,000 shares of restricted stock and 22,300 shares of restricted stock, respectively, which cliff vest five years from the date of grant.

EXPERTS

        Our consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2014, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as stated in their report. Such report is incorporated herein by reference in reliance upon the report of Crowe Horwath LLP given on the authority of such firm as experts in accounting and auditing.